UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 S. Hoover Blvd., Suite 210

Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OMEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2024, the Compensation Committee of the Board of Directors of Odyssey Marine Exploration, Inc. (“Odyssey”) approved the 2024 Executive Compensation Plan (the “Plan”) for Odyssey’s executives, including the chief executive officer and the other named executive officers, who meet the eligibility requirements set forth in the Plan. The Plan was approved in lieu of a traditional cash annual incentive plan for executives for 2024 in recognition of the significant dedication, work and sacrifice of Odyssey’s executives to achieve a positive outcome for Odyssey with respect to Exploraciones Oceánicas S. de R.L. de C.V. (“ExO”), to continue to achieve success in other areas of the business with limited resources, and to incentivize the team to continue its efforts to maximize any monetary outcome with respect to ExO.

Pursuant to the Plan, executives who were employed by Odyssey on July 1, 2024, will be entitled to a one-time special cash bonus payment (a “Bonus”) if Odyssey profits significantly from its ownership of ExO, including pursuant to an award in the NAFTA arbitration case by Odyssey and ExO pending against the United States of Mexico. Any Bonus will be payable by Odyssey only if all of the following conditions are met:

•

either (a) the tribunal in the pending arbitration issues a decision in favor of and a monetary award to Odyssey and/or ExO (an “Award”); or (b) Odyssey enters into an agreement pursuant to which Odyssey is entitled to receive a monetary payment (a “Settlement”) relating to ExO or its mineral licenses; and

•	the gross amount of the Award or Settlement is at least an amount sufficient to satisfy the Odyssey’s litigation financing obligation and to provide funds to the company; and

•	specified indebtedness of Odyssey has been repaid or the maturity date thereof extended; and

•

Odyssey has received cash from any source on or after July 1, 2024, in an aggregate amount of at least $7 million (which is expected to be sufficient, together with the Company’s cash on hand, to fund one year of the Company’s operations plus $1 million of funding for the Bonus).

If all of the conditions are satisfied, a Bonus will be payable to each eligible executive within 30 days of the date on which the conditions are met. If Odyssey does not have sufficient cash to pay the full amount of each Bonus, the balance will be paid from the amount by which funds received by Odyssey exceed its working capital needs on a quarterly basis. If the Bonus amount exceeds 200% of an executive’s base salary, fifty percent of the bonus amount will not be payable until the first anniversary of the date on which the first Bonus payment is made.

The amount of the Bonus payments will be based on the gross amount of the Award or Settlement. The Plan provides for various bonus pool amounts, which will be paid on a pro rata basis to eligible executives, that range from an aggregate amount of 0.25% to 1.00% of the gross amount of the Award or Settlement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: July 12, 2024	By:	/s/ Mark D. Gordon
Mark D. Gordon
Chief Executive Officer